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                                                                   EXHIBIT 10.30
================================================================================

                                     FORM OF

                            TIME BROKERAGE AGREEMENT

                                 BY AND BETWEEN


                            ------------------------


                                   AS LICENSEE

                                       AND

                               [CMCLA SUBSIDIARY]

                                 AS TIME BROKER

                            DATED AS OF MAY __, 1998



================================================================================


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                         TABLE OF SCHEDULES AND EXHIBITS


Schedule 1.1               Programming

Schedule 1.2               Compensation

Schedule 2.1               Programming Policy

Schedule 4.1               Excluded Contracts





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                                TABLE OF CONTENTS
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ARTICLE I. SALE OF TIME...........................................................................................1

         SECTION 1.1. BROADCAST OF PROGRAMMING....................................................................1
         SECTION 1.2. PAYMENT.....................................................................................1
         SECTION 1.3. TERM........................................................................................1

ARTICLE II. PROGRAMMING AND OPERATING STANDARDS AND PRACTICES.....................................................1

         SECTION 2.1. COMPLIANCE WITH STANDARDS...................................................................1
         SECTION 2.2. POLITICAL BROADCASTS........................................................................2
         SECTION 2.3. HANDLING OF COMMUNICATIONS..................................................................2
         SECTION 2.4. PREEMPTION..................................................................................2
         SECTION 2.5. BROADCASTING OBLIGATIONS OF LICENSEE........................................................3
         SECTION 2.6. LIMITATIONS ON CREDITS......................................................................3
         SECTION 2.7. RIGHTS IN PROGRAMS..........................................................................3
         SECTION 2.8. "PAYOLA" AND "PLUGOLA"......................................................................3
         SECTION 2.9. ADVERTISING AND PROGRAMMING.................................................................4
         SECTION 2.10. COMPLIANCE WITH LAWS.......................................................................4
         SECTION 2.11. CERTIFICATIONS.............................................................................4

ARTICLE III. RESPONSIBILITY FOR EMPLOYEES AND EXPENSES............................................................4

         SECTION 3.1. TIME BROKER'S EMPLOYEES.....................................................................4
         SECTION 3.2. LICENSEE'S EMPLOYEES........................................................................5
         SECTION 3.3. TIME BROKER'S EXPENSES......................................................................5
         SECTION 3.4. OPERATING EXPENSES..........................................................................5

ARTICLE IV. ASSIGNMENT OF CERTAIN AGREEMENTS AND RIGHTS...........................................................5

         SECTION 4.1. ASSIGNMENT..................................................................................5
         SECTION 4.2. PRORATION...................................................................................6
         SECTION 4.3. ACCOUNTS RECEIVABLE.........................................................................7

ARTICLE V. OPERATION OF STATION...................................................................................7

ARTICLE VI. GRANT OF LICENSES.....................................................................................7

         SECTION 6.1. LICENSE TO USE STATION FACILITIES...........................................................8
         SECTION 6.2. LICENSE OF INTELLECTUAL PROPERTY............................................................8
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ARTICLE VII. INDEMNIFICATION......................................................................................8

         SECTION 7.1. INDEMNIFICATION RIGHTS......................................................................8
         SECTION 7.2. PROCEDURES..................................................................................9

ARTICLE VIII. DEFAULT.............................................................................................9

         SECTION 8.1. EVENTS OF DEFAULT..........................................................................10
         SECTION 8.2. CURE PERIODS...............................................................................10

ARTICLE IX. TERMINATION..........................................................................................10

         SECTION 9.1. TERMINATION OF AGREEMENT...................................................................10
         SECTION 9.2. TERMINATION UPON DEFAULT...................................................................10
         SECTION 9.3. CERTAIN MATTERS UPON TERMINATION...........................................................11

ARTICLE X. SPECIFIC PERFORMANCE..................................................................................12

ARTICLE XI. CERTAIN REPRESENTATIONS AND WARRANTIES OF THE PARTIES................................................12

         SECTION 11.1. REPRESENTATIONS AND WARRANTIES OF TIME BROKER.............................................12
         SECTION 11.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE.....................................13

ARTICLE XII. MISCELLANEOUS.......................................................................................14

         SECTION 12.1. MODIFICATION AND WAIVER...................................................................14
         SECTION 12.2. NO WAIVER; REMEDIES CUMULATIVE............................................................14
         SECTION 12.3. CONSTRUCTION..............................................................................14
         SECTION 12.4. ARBITRATION...............................................................................15
         SECTION 12.5. HEADINGS..................................................................................15
         SECTION 12.6. SUCCESSORS AND ASSIGNS....................................................................15
         SECTION 12.7. FORCE MAJEURE.............................................................................15
         SECTION 12.8. BROKER....................................................................................15
         SECTION 12.9. COUNTERPART SIGNATURES....................................................................15
         SECTION 12.10. NOTICES..................................................................................15
         SECTION 12.11. ENTIRE AGREEMENT.........................................................................16
         SECTION 12.12. SEVERABILITY.............................................................................17
         SECTION 12.13. NO JOINT VENTURE.........................................................................17
         SECTION 12.14. DAMAGE TO STATION........................................................................17
         SECTION 12.15. NONINTERFERENCE..........................................................................17
         SECTION 12.16. REGULATORY CHANGES.......................................................................17
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                            TIME BROKERAGE AGREEMENT

        This Time Brokerage Agreement (this "Agreement") is made as of the ____ day of May __, 1998, by and between ____________________________, a
__________________________, ("Licensee"), and [CMCLA Subsidiary], a
____________________, ("Time Broker"). Licensee is the licensee of Broadcast Station _______________________________________ (the "Station"). Time Broker
and Licensee desire to enter into an agreement providing for the sale of substantially all of the broadcast time of the Station to Time Broker, subject to and in compliance with the rules and policies of the Federal Communications Commission (the "FCC").

        Accordingly, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties agree as follows:

                                   ARTICLE I.
                                  SALE OF TIME

        Section 1.1. Broadcast of Programming. Effective upon the date (the "Commencement Date") that is the earlier of (a) the consummation of the merger between SFX Broadcasting, Inc. and an affiliate of Capstar Broadcasting Corporation, or (b) such earlier date as may be acceptable to Time Broker and approved and agreed to by Licensee, Licensee shall broadcast on the Station, or cause to be broadcast on the Station, programs which are presented to it by Time Broker as described in greater detail on Schedule 1.1 (the "Programming").

        Section 1.2. Payment. Time Broker shall pay Licensee for broadcast of the Programming the amounts set forth in Schedule 1.2 (the "Monthly Payment"), subject to adjustment as set forth in Sections 2.4, 2.5 and 2.6 below. All payments shall be paid by wire transfer of immediately-available funds by the last business day of each calendar month, in arrears, to which such fee pertains.

        Section 1.3. Term. This Agreement shall commence on the Commencement Date and shall terminate at 12:01 a.m. on the earlier of (i) the date that Time Broker consummates the acquisition of the Station from Licensee, (ii) the Expiration Date (as defined below), or (iii) the date this Agreement is terminated pursuant to Section 9.1 or 9.2 hereof. For purposes of this Agreement, the term "Expiration Date" shall mean the date that is ten (10) years after the Commencement Date, provided, that such date may be extended, at Time Broker's sole option, for an additional five (5) years upon written notice given at least ninety (90) days prior to the Expiration Date.

                                   ARTICLE II.
                PROGRAMMING AND OPERATING STANDARDS AND PRACTICES

        Section 2.1. Compliance with Standards. All Programming delivered by Time Broker and all programming supplied by Licensee during the term of this Agreement shall be in accordance with applicable statutes, FCC requirements and the programming policies set forth on



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Schedule 2.1. Licensee reserves the right to refuse to broadcast any Programming which is not in accordance with applicable statutes, FCC requirements and the programming policies set forth in Schedule 2.1.

        Section 2.2. Political Broadcasts. Time Broker shall maintain and deliver to Licensee all records and information required by the FCC to be placed in the public inspection files of the Station pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections 73.1943 and 73.3526 of the FCC's rules, and agrees to broadcast sponsored programming addressing political issues or controversial subjects of public importance, in accordance with the provisions of Section 73.1212 of the FCC's rules. Time Broker shall consult and cooperate with Licensee and adhere to all applicable statutes and the rules, regulations and policies of the FCC, as announced from time to time, with respect to the carriage of political advertisements and programming and the charges permitted therefor. Time Broker shall promptly provide to Licensee such documentation relating to such programming as Licensee is required to maintain in its public inspection files or as Licensee shall reasonably request. Licensee shall be responsible for the maintenance of the public inspection files of the Station.

        Section 2.3. Handling of Communications. Time Broker shall cooperate with Licensee in promptly responding to all mail, cables, telegrams, electronic mail or telephone calls directed to the Station in connection with the Programming provided by Time Broker or any other matter relevant to Licensee's responsibilities hereunder. Promptly upon receipt, Time Broker shall provide copies of all such correspondence to Licensee. Time Broker shall promptly advise Licensee of any public or FCC complaint or inquiry known to Time Broker concerning such Programming, and shall provide Licensee with copies of any letters to Time Broker from the public, including complaints concerning such Programming. Upon Licensee's request, Time Broker shall provide Licensee with such information as will allow Licensee to respond to such complaints and inquiries. Notwithstanding the foregoing, Licensee shall handle all matters or inquiries relating to FCC complaints and any other matters required to be handled by Licensee under the rules and regulations of the FCC.

        Section 2.4. Preemption. Consistent with its obligation as an FCC licensee, Licensee shall retain the right to interrupt or preempt the Programming in case of an emergency or to substitute programming which Licensee in good faith deems to be of greater local or national importance. Time Broker shall be notified at least one week in advance of any preemption of any of the Programming unless such advance notice is impossible or impractical, in which case Licensee shall notify Time Broker promptly upon making the determination to preempt. In the event of any such preemption, subject to the provisions of
Section 2.6 below, Time Broker may be entitled to a credit against any other amounts due Licensee under this Agreement pursuant to the provisions of Section
2.6 below. Licensee represents and covenants that preemption pursuant to this
Section 2.4 shall only occur to the extent Licensee deems necessary to carry out its obligations as an FCC licensee, and expressly agrees that its right of preemption shall not be exercised in an arbitrary manner or primarily for the commercial advantage of Licensee or others.



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        Section 2.5. Broadcasting Obligations of Licensee. During the term of this Agreement, except as set forth in Sections 2.1 and 2.4 and this Section 2.5, Licensee will broadcast the Programming in its entirety (including commercials), without interruption, deletion or addition of any kind, subject to the following:

            (a) Licensee may temporarily refrain from broadcasting the Programming between the hours of 12:30 a.m. and 5:30 a.m. (or at such other time in the event that weather conditions so require) in order to perform normal, customary and routine maintenance on the Station's main transmitting facilities; provided that Licensee shall provide written notice to Time Broker of its intent to refrain from broadcasting the Programming from the main transmitter of the Station at least forty-eight (48) hours in advance, except when an emergency requires such suspension, and provided further that Licensee shall use its best efforts to minimize the impact, frequency and duration of such interruptions, including without limitation by way of use of any auxiliary transmitter that may be available to the Station; and

            (b) Licensee may temporarily cease broadcasting the Programming from the main transmitter of the Station as a result of a natural disaster, act of public enemy or act of God; provided that in any such case, Licensee will act expediently and use its best efforts to resume the broadcast of the Programming from the main transmitter of the Station as quickly as the applicable circumstances will allow, and will use its best efforts to broadcast the Programming from any auxiliary transmitter that may be available to the Station.

        In the event of any interruption pursuant to this Section (other than interruption pursuant to Section 2.5(a) occurring between the hours of 12:30 a.m. and 5:30 a.m.), whether or not Licensee is able to broadcast the Programming from an available auxiliary transmitter, subject, Time Broker may be entitled to a credit against the Monthly Payment or any other sums due hereunder pursuant to the provisions of Section 2.6 below.

        Section 2.6. Credits Against Monthly Payments. Notwithstanding anything in Section 2.4 or 2.5 of this Agreement to the contrary, Time Broker shall not be entitled to any credit against the Monthly Payment until the aggregate amount of preemption or interruption resulting from or arising out of the matters referred to in Section 2.4 and 2.5 exceeds One Hundred and Twenty (120) hours. If the aggregate amount of preemption or interruption exceeds One Hundred and Twenty hours, Time Broker shall be entitled to a credit against the Monthly Payment or any other sums due hereunder, in an amount equal to the product of
(a) the Monthly Payment and (b) the result of dividing the number of hours so affected in excess of One Hundred and Twenty by the aggregate number of hours available for Programming during such month.

        Section 2.7. Rights in Programs. All right, title and interest in and to the Programming, and the right to authorize the use of the Programming in any manner and in any media whatsoever, shall be and remain vested at all times solely in Time Broker.

        Section 2.8. "Payola" and "Plugola". Time Broker agrees that it will not accept any gift, gratuity or other consideration, including, but not limited to, a commission, discount, bonus, material supplies or other merchandise, services or labor (collectively, the "Consideration"), directly or indirectly, from any person or company for the playing of records,



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the presentation of any programming or the broadcast of any commercial announcement over the Station unless the payor is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act of 1934, as amended (the "Communications Act") and the FCC requirements. It is further understood and agreed that no commercial message, plugs, or undue reference shall be made in programming presented over the Station to any business venture, profit-making activity or other interest (other than non-commercial announcements for bona fide charities, church activities or other public service activities) unless the payor is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act and the FCC requirements. In addition, Time Broker agrees that it will take steps, including the continuation of Licensee's system for periodic execution of affidavits, reasonably designed to assure that it, its employees and agents comply with this Section 2.7.

        Section 2.9. Advertising and Programming. Beginning on the Commencement Date, Time Broker shall be solely responsible for any expenses incurred in connection with and shall be entitled to all revenue from the sale of advertising or program time on the Station. Except as otherwise provided herein, Time Broker does not assume any obligation of Licensee under any contract or advertising arrangement entered into by Licensee on or after the Commencement Date. Licensee shall indemnify Time Broker for any sale of advertising time made by Licensee after the Commencement Date that would lower Time Broker's lowest unit charge for political advertising.

        Section 2.10. Compliance with Laws. At all times during the term of this Agreement, Time Broker and Licensee shall comply in all material respects with all applicable federal, state and local laws, rules and regulations.

        Section 2.11. Certifications. Pursuant to Section 73.3555(a)(3)(ii) of the FCC's rules, Licensee certifies that it maintains ultimate control over the Station's facilities, including specifically control over station finances, personnel and programming, and Time Broker certifies that this Agreement complies with the provisions of Section 73.3555(a)(1) of the FCC's rules.

                                  ARTICLE III.
                    RESPONSIBILITY FOR EMPLOYEES AND EXPENSES

        Section 3.1. Time Broker's Employees.

            (a) Time Broker shall employ and be responsible for the payment of salaries, taxes, insurance and all other costs related to all personnel used in the production of the Programming. Time Broker will not incur any liability on account of Licensee's employees arising and accruing prior to the Commencement Date including, without limitation, any such liability on account of unemployment insurance contributions, termination and severance payments, accrued sick leave or accrued vacation.

            (b) As of the Commencement Date, Licensee shall terminate all of its employees at the Station except for those personnel necessary to fulfill its obligations under the



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Communications Act, the rules of the FCC and other applicable laws. On the
Commencement Date, Time Broker may, but shall not be obligated to, offer employment to each of those employees previously employed by Licensee at the Station to be terminated on the Commencement Date. It is expressly understood that Time Broker shall not be liable for any termination or severance obligations of Licensee. Notwithstanding anything contained in this Section 3.1 to the contrary, Time Broker will assume all obligations of Licensee to employees under the employment agreements listed in Schedule 4.1 hereof or as further provided in Section 4.1 hereof, except for any obligations arising as a consequence of Licensee ceasing to be the party to whom services are to be provided under such employment agreements.

        Section 3.2. Licensee's Employees. Licensee shall employ and be responsible for the payment of salaries, taxes, insurance and all other costs related to the personnel necessary to fulfill its obligations as Licensee and to transmit the Programming. Time Broker shall have no authority and shall not supervise persons in the employ of Licensee after the Commencement Date. Licensee acknowledges that its employees may have access to certain confidential information of Time Broker. Licensee shall, therefore, inform its employees of the confidential nature of such information and require that each such employee keep such information confidential.

        Section 3.3. Time Broker's Expenses. Time Broker shall pay for all costs associated with the production and delivery of the Programming, including but not limited to (i) all ASCAP, BMI, SESAC and other copyright fees, (ii) any expenses incurred in connection with its sale of advertising time hereunder (including without limitation sales commissions) in connection with the Programming and (iii) the salaries, taxes, insurance and related costs for all of Time Broker's personnel used in the production of the Programming and all of Time Broker's sales personnel (including salespeople, traffic personnel, and programming staff).

        Section 3.4. Operating Expenses. Licensee shall be responsible for the payment when due of all fees and expenses relating to operation and maintenance of the Station as necessary for Licensee to maintain the licensed transmitting capability of the Station and to fulfill its obligations as an FCC Licensee, including, without limitation, salaries, benefits and similar expenses for Licensee's employees, federal, state and local taxes, maintenance and repairs at the Station's transmitter and studio sites, rental payments for the Station's transmitter and studio sites, utility expenses at the Station's transmitter site, and insurance on the Station's equipment.

                                   ARTICLE IV.
                   ASSIGNMENT OF CERTAIN AGREEMENTS AND RIGHTS

        Section 4.1. Assignment. On the Commencement Date, Licensee shall assign to Time Broker all contracts for the sale of time on the Station (the "Time Sales Agreements") and all other contracts and agreements of the Station, other than those contracts and agreements identified on Schedule 4.1 (the "Excluded Contracts"). All such Time Sales Agreements, contracts and agreements to be assigned to Time Broker hereunder are referred to collectively as the "Assigned Contracts." Time Broker shall assume, pay, perform and discharge all liabilities



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and obligations to be performed on or after the Commencement Date under the
Assigned Contracts pursuant to their terms. Licensee has provided Time Broker with true and complete copies, including amendments, of the written Assigned Contracts (other than the Time Sales Agreements). The Assigned Contracts are freely assignable, or, if consent of the other contracting party to the assignment is required, Licensee shall use its commercially reasonable efforts to obtain such consent prior to the Commencement Date. To the extent that any such consents are not obtained prior to the Commencement Date, during the period between the Commencement Date and the date that Licensee obtains such consent, Licensee shall act as Time Broker's agent in connection with such Assigned Contract and the parties shall cooperate to cause Time Broker to receive the benefit of the Assigned Contract in exchange for performance by Time Broker of all of Licensee's obligations under such Assigned Contract (including but not limited to the payment to Licensee of all amounts due under the Assigned Contract on or after the Commencement Date for services provided by Licensee).

        Section 4.2. Proration. All expenses and income arising under the Assigned Contracts shall be prorated between Licensee and Time Broker as of the Commencement Date in a manner such that the costs and benefits thereunder through and including the Commencement Date shall be for the account of Licensee and, thereafter, during the term of this Agreement, for the account of Time Broker. It is agreed and understood that such proration shall not include an adjustment for any termination or severance payments or benefits obligations that Licensee is required to pay as a result of the termination of its employees pursuant to Section 3.1(b) or any accrued but unpaid vacation, sick leave or other similar benefit, and that Time Broker shall not be responsible for any such termination or severance payments or benefits obligations except for those incurred on account of employees hired by Time Broker on or after the Commencement Date pursuant to Time Broker's severance policy, if any, after the Commencement Date. Licensee shall pay any amount due to its employees terminated pursuant to Section 3.1(b) for any termination or severance payments or benefits obligations or any accrued but unpaid vacation, sick leave or other similar benefits on the Commencement Date. Such prorations shall include an adjustment for the Time Sales Agreements for consideration other than cash ("Trade Agreements") only to the extent of any Net Negative Trade Balance (as defined below) and only to the extent that the Net Negative Trade Balance exceeds $50,000. "Net Negative Trade Balance" means the extent, if any, to which the value (at current rates for time on the Station as of the Commencement Date) of unfulfilled obligations of the Station under Trade Agreements exceed the stated value of any consideration yet to be received by the Station pursuant to such Trade Agreements. Such prorations shall be completed and any necessary payments on account of such prorations paid within sixty (60) days of the Commencement Date. If any disagreement with respect to the proration of such income and expenses cannot be resolved by the parties, Licensee and Time Broker will select a certified public accountant knowledgeable in the broadcast industry to resolve the dispute. The parties will use their best efforts in good faith to cause to occur as expeditiously as possible the appointment of the certified public accountant, and once appointed, the resolution of the dispute. The resolution of such accountant shall be binding on the parties and subject to judicial enforcement. Payment of the cost of the accountant shall be shared equally between Time Broker and Licensee.



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        Section 4.3. Accounts Receivable. Within ten (10) days after the
Commencement Date, Licensee shall provide Time Broker with a list of all accounts receivable of Licensee arising from the business and operations of the Station accrued as of the Commencement Date ("Receivables"). Time Broker agrees to collect for Licensee all Receivables for a period of ninety (90) days after the Commencement Date. Licensee shall provide Time Broker with a power of attorney or other required authorization for the limited purpose of allowing Time Broker to endorse and deposit checks and other instruments received in payment of such Receivables. All payments received by Time Broker from any customer whose name appears on the list of accounts receivable and who is also a customer of Time Broker shall be credited as payment of the account or invoice designated by such customer. In the absence of any such designation by the customer, payments shall be first credited to the oldest invoice which is not disputed by said customer. Time Broker shall keep accurate records of the payment received by it on Receivables and Licensee shall have access at reasonable times to Time Broker's records to verify such status of the Receivables. Time Broker shall promptly deposit amounts collected with respect to the Receivables into an account designated by Licensee. Within thirty (30) days after the last business day of each calendar month, Time Broker shall remit to Licensee a written accounting of amounts previously collected by Time Broker on such Receivables and an accounts receivable aging report for those Receivables still outstanding. Any Receivables that have not been collected within such ninety (90) day period shall be returned to Licensee, together with all records in connection therewith, including, but not limited to, a final accounting of the Receivables still outstanding. Time Broker shall not have the right to compromise, settle or adjust the amounts of any such Receivables without Licensee's prior written consent. Except to remit collected Receivables in accordance herewith, Time Broker shall have no liability or obligation to Licensee with respect to the collection of Licensee's accounts and shall not be obligated to take any action to collect such accounts.

                                   ARTICLE V.
                              OPERATION OF STATION

        Notwithstanding any provision of this Agreement to the contrary, Licensee shall retain full authority and power with respect to the operation of the Station during the term of this Agreement. The parties agree and acknowledge that Licensee's continued control of the Station is an essential element of the continuing validity and legality of this Agreement. Accordingly, Licensee shall employ the General Manager of the Station and such other personnel as Licensee determines may be necessary to fulfill its obligations as a licensee under the Communications Act and its obligations in accordance with Section 3.2 hereof. Licensee shall retain full authority and control over the policies, programming and operations of the Station, including, without limitation, the decision whether to preempt Programming in accordance with Section 2.4 hereof. Licensee shall have ultimate responsibility to effectuate compliance with the Communications Act and with FCC rules, regulations and policies. In no event shall Time Broker or its employees represent, depict, describe or portray Time Broker as the licensee of the Stations.



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                                   ARTICLE VI.
                                GRANT OF LICENSES

        Section 6.1. License to Use Station Facilities. Effective as of the Commencement Date, Licensee grants Time Broker a license to access and use all of the Station's studio and office space and other facilities ("Station Facilities") and all equipment and furnishings contained therein ("Station Equipment") in the production and broadcasting of the Programming and sales and administration relating thereto, in accordance with the terms set forth in this
Article VI (the "Time Broker License"). The Time Broker License shall have a term coterminous with this Agreement. Time Broker shall not remove from the Station Facilities or modify any Station Equipment owned by or leased or licensed to Licensee without Licensee's prior written consent, such consent not to be unreasonably withheld. Licensee shall not license the use of the Station Facilities to any other party during the term of the Time Broker License; and Time Broker's use of the Station Facilities shall be exclusive except for Licensee's right to use such facilities as it deems appropriate in connection with the satisfaction of its obligations as the Licensee of the Station, including the use of such facilities and adequate office space for the employees of Licensee that are required for Licensee to comply with its obligations under Sections 3.2 and 5 hereof. Time Broker shall use due care in the use of any property of Licensee, and shall indemnify Licensee for any damage (normal wear and tear excepted) to Licensee's property caused by Time Broker or any employee, contractor, agent or guest of Time Broker. Time Broker shall have the right to install any additional equipment at the Station Facilities deemed by Time Broker to be necessary to deliver the Programming. If this Agreement shall terminate other than pursuant to the Closing under the Acquisition Agreement, Time Broker shall, promptly after such termination, remove all such equipment and make all repairs necessitated by such removal.

        Section 6.2. License of Intellectual Property. Effective as of the Commencement Date, Licensee licenses to Time Broker the exclusive right to use (or, to the extent Licensee does not hold exclusive rights, the non-exclusive right to use) all intellectual property owned by or licensed to Licensee and used in the operation of the Station (including, but not limited to, logos, jingles, promotional materials, call signs and goodwill) (the "IP License"). In the event of termination of this Agreement, the IP License shall terminate; provided, however, that Time Broker shall retain all trademarks, service marks, trade names, characters, formats, jingles, promotional materials, logos and positioning statements which Time Broker develops for the Programming during the term of this Agreement.

                                  ARTICLE VII.
                                 INDEMNIFICATION

        Section 7.1. Indemnification Rights. Each party will indemnify and hold harmless the other party, and the directors, officers, partners, employees, agents and affiliates of such other party, from and against any and all liability, including without limitation reasonable attorneys' fees and expenses arising out of or incident to (i) any breach by such party of a representation, warranty or covenant made herein, (ii) the programming produced or furnished by such party hereunder, or (iii) the conduct of such party, its employees, contractors or agents (including negligence) in performing its or their obligations hereunder. Without limiting the generality of the foregoing, each party will indemnify and hold harmless the other party, and the directors, officers, partners, employees, agents and affiliates of such other party, from and against



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any and all liability for libel, slander, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights resulting from the programming produced or furnished by it hereunder. The parties' indemnification obligations hereunder shall survive any termination or expiration of this Agreement.

        Section 7.2. Procedures. The party seeking indemnification under this Agreement ("Indemnitee") shall give the party from whom it seeks indemnification ("Indemnitor") prompt written notice, in accordance with Section 12.10, of the assertion of any claim or the commencement of any action or proceeding for which the Indemnitee may seek indemnification; provided, however, that the failure to give such notice within a reasonable time shall only relieve the Indemnitor of liability to the extent it is materially prejudiced thereby. Promptly after receipt of written notice, as provided herein, of any claim or the commencement of any action or proceeding, the Indemnitor shall assume the defense of such claim, action or proceeding; provided, however, that (i) if the Indemnitor fails, within a reasonable time after receipt of written notice of such claim, action or proceeding, to assume the defense, compromise, and settlement of such claim, action or proceeding on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor (upon notifying the Indemnitee of its election to do so) to assume the defense of such claim, action or proceeding at any time prior to the settlement, compromise, judgment, or other final determination thereof, or if in the reasonable judgment of the Indemnitee, based on the advice of its counsel, a direct or indirect conflict of interest exists between the Indemnitee and the Indemnitor, the Indemnitee shall (upon notifying the Indemnitor of its election to do so) have the right to undertake the defense, compromise, and settlement of such claim, action or proceeding on behalf of and for the account and risk of the Indemnitor (it being understood and agreed that the Indemnitor shall not be entitled to assume the defense of such claim), and (ii) if the Indemnitee in its sole discretion so elects, it shall (upon notifying the Indemnitor of its election to do so) be entitled to employ separate counsel and to participate in the defense of such claim, action or proceeding, but the fees and expenses of counsel so employed shall (except as contemplated by clause (i) above) be borne solely by the Indemnitee. The Indemnitor shall not settle or compromise (x) any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the grant by the claimant or plaintiff to each Indemnitee of a release from any and all liability in respect thereof, or (y) any claim in any manner, or consent to the entry of any judgment, that could reasonably be expected to have a material adverse effect on the Indemnitee. If upon presentation of a claim for indemnity hereunder, the Indemnitor does not agree that all, or part, of such claim is subject to the indemnification obligations imposed upon it pursuant to this Agreement, it shall promptly notify the Indemnitee. Thereupon, the parties shall attempt to resolve their dispute, including where appropriate, reaching an agreement as to that portion of the claim, if any, which both concede is subject to indemnification. To the extent that the parties are unable to reach some compromise, either party may unilaterally submit the matter for determination by a court of competent jurisdiction.

                                  ARTICLE VIII.
                                     DEFAULT

        Section 8.1. Events of Default. The following, after the expiration of the applicable cure periods specified in Section 8.2, shall constitute Events of Default under this Agreement:

            (a) Non-Payment. Time Broker's failure to timely pay the Monthly Payment provided for in Section 1.2;

            (b) Default in Covenants. Time Broker's or Licensee's default in the observance or performance of any material covenant, condition or agreement contained herein; or

            (c) Breach of Representation. Time Broker's or Licensee's material breach of any representation or warranty made by it herein, or in any certificate or document furnished pursuant to the provisions hereof, which shall prove to have been false or misleading in any material respect as of the time made or furnished.

        Section 8.2. Cure Periods. An Event of Default shall not be deemed to have occurred until thirty (30) days (or in the event of a payment default, fifteen (15) days) after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default, and such event has not been cured within such time period.

                                   ARTICLE IX.
                                   TERMINATION

        This Agreement shall automatically terminate upon the expiration of the term of this Agreement as set forth in Section 1.3. In addition, this Agreement shall terminate as provided below.

        Section 9.1. Termination of Agreement. (a) By Licensee or Time Broker. In addition to other remedies available at law or equity, this Agreement may be terminated by either Licensee or Time Broker if any agreement providing for the acquisition of the Station by Time Broker from Licensee is terminated.

            (b) By Licensee. In addition to other remedies available at law or equity, this Agreement may be terminated by Licensee if the Letter Agreement by and between Capstar Broadcasting Corporation and Chancellor Media Corporation of Los Angeles, dated February 20, 1998 (as amended from time to time, the "Master Agreement"), is terminated.

        Section 9.2. Termination Upon Default. In addition to other remedies available at law or equity, this Agreement may be terminated by either Licensee or Time Broker by written notice to the other, specifying an effective date of termination which is not less than seven (7) days nor more than ninety (90) days from the date such notice is given, if the party seeking to terminate is not then in material default or breach hereof, upon either:

            (a) an uncured Event of Default, or

            (b) a change in FCC rules, policies or precedent that would cause this Agreement to be in violation thereof and such change is final, in effect and has not been stayed, and the parties are unable, after negotiating in good faith for at least thirty (30) days, to modify this Agreement to comply with the change in FCC rules, policies or precedent.

        In the event that the non-defaulting party does not exercise such right of termination by giving such written notice within sixty (60) days of the occurrence of an uncured Event of Default, then the Event of Default giving rise to such right of termination shall be deemed waived and the Agreement shall continue in full force and effect.

        Section 9.3. Certain Matters Upon Termination.

            (a) Upon any termination of this Agreement, Licensee shall have no further obligation to provide to Time Broker any broadcast time or broadcast transmission facilities and Time Broker shall have no further obligations to make any payments to Licensee under Section 1.2 hereof. Upon any termination, Time Broker shall be responsible for all debts and obligations of Time Broker to third parties based upon the purchase of air time and use of Licensee's transmission facilities including, without limitation, accounts payable, barter agreements and unaired advertisements, but not for Licensee's federal, state and local income and business franchise tax liabilities or taxes levied upon Licensee's personal property. Notwithstanding anything herein to the contrary, to the extent that any invoice, bill or statement submitted to Licensee after the termination of this Agreement or any payment made by Time Broker prior to the termination of this Agreement relates to expenses incurred in operating the Station, for periods both before and after the termination of this Agreement, such expenses shall be prorated between Licensee and Time Broker in accordance with the principle that Time Broker shall be responsible for expenses allocable to the period prior to the termination of this Agreement and Licensee shall be responsible for expenses allocable to the period on and after the termination of this Agreement. Such proration shall include an adjustment for Time Broker's Trade Agreements only to the extent that Time Broker's Net Negative Trade Balance exceeds $50,000. Each party agrees to reimburse the other party for expenses paid by the other party to the extent appropriate to implement the proration of expenses pursuant to the preceding sentence.

            (b) If this Agreement terminates other than as a result of the Closing (as defined in the Acquisition Agreement), Time Broker shall (i) assign to Licensee and Licensee shall assume all Assigned Contracts (including those employment contracts assumed by Time Broker pursuant to this Agreement) and all renewals, replacements or other contracts entered in the ordinary course of business relating to the Station between the Commencement Date and the date of termination of this Agreement ("Supplemental Contracts") in effect on the date of such termination or expiration; (ii) be responsible for only those obligations under the Assigned Contracts and Supplemental Contracts arising on or after the Commencement Date and prior to the termination of this Agreement;
(iii) terminate, and Licensee shall hire, all employees at the Station (except for those employees at the Station who also perform substantial services for other stations in the Station's market operated by Time Broker, which may be retained by Time Broker at its sole discretion); and (iv) provide to Licensee a list of Time Broker's accounts receivable arising from Time Broker's operation of the Station after the Commencement Date, which shall be collected by Licensee for the benefit of Time Broker according to the procedures set forth in Section 4.3 of this Agreement.

            (c) Notwithstanding anything in Sections 9.1 and 9.2 to the contrary, no expiration or termination of this Agreement shall terminate the obligation of each party to indemnify the other for claims under Article VII hereof or limit or impair any party's rights to receive payments due and owing hereunder on or before the date of such termination.

                                   ARTICLE X.
                              SPECIFIC PERFORMANCE

        In addition to a party's rights of termination hereunder (and in addition to any other remedies available to it or provided under law), in the event of an uncured Event of Default with respect to either party, the other may seek specific performance of this Agreement, in which case the defaulting party shall waive the defense in any such suit that the other party has an adequate remedy at law and interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy hereunder.

                                   ARTICLE XI.
              CERTAIN REPRESENTATIONS AND WARRANTIES OF THE PARTIES

        Section 11.1. Representations and Warranties of Time Broker. Time Broker hereby represents and warrants to Licensee as follows:

                    11.1.1 Organization. Time Broker is a ___________ duly organized, validly existing and in good standing under the laws of the State of _____________________ and duly qualified to do business in the State of
_______________________ and has full power and authority to conduct its business as currently conducted.

                    11.1.2 Authorization; Enforceability. This Agreement has been duly executed and delivered by Time Broker, and is valid, binding and enforceable against Time Broker in accordance with its terms. Time Broker has full right, power, authority and legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery and performance of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by all necessary action on the part of Time Broker, and no other organizational or other proceedings on the part of Time Broker are necessary to authorize the execution or delivery of this Agreement or the transactions contemplated hereby.

                    11.1.3 No Consent. Except to the extent any of the Assigned Contracts require consent to assignment, no consent of any other party and no consent, license, approval or authorization of, or exemption by, or filing, restriction or declaration with, any governmental authority, bureau, agency or regulatory authority, other than the filing of this

Agreement with the FCC is required in connection with the execution, delivery or performance of this Agreement by Time Broker or will effect the validity or performance of this Agreement.

                    11.1.4 No Breach. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in the breach of any term, condition or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Time Broker pursuant to the organizational documents of Time Broker, any material agreement or other instrument to which Time Broker is a party or by which any part of its property is bound, or violate any law, regulation, judgment or order binding upon Time Broker.

                    11.1.5 Actions and Proceedings. There is no judgment outstanding and no litigation, claim, investigation or proceeding pending against Time Broker or, to the knowledge of Time Broker, threatened before any court or governmental agency to restrain or prohibit, or to obtain damages, or other relief in connection with, this Agreement, the Acquisition Agreement or the consummation of the transactions contemplated hereby or thereby or that might adversely affect Time Broker's performance under this Agreement.

                    11.1.6 Qualifications. Time Broker is qualified in accordance with the Communications Act, and the rules and policies of the FCC to enter into this Agreement and provide programming on the Station in accordance with its terms. Between the date hereof and the termination of this Agreement, Time Broker will not take any action that Time Broker knows, or has reason to believe, would disqualify it from providing programming on the Station pursuant to this Agreement.

        Section 11.2. Representations, Warranties and Covenants of Licensee. Licensee hereby represents, warrants and covenants to Time Broker as follows:

                    11.2.1 Organization. Licensee is a _______________, duly organized, validly existing and in good standing under the laws of the State of _______________, is duly authorized to conduct business in the State of
___________________ and has full power and authority to conduct its business as currently conducted.

                    11.2.2 Authorization; Enforceability. This Agreement has been duly executed and delivered by Licensee, and is valid, binding and enforceable against Licensee in accordance with its terms. Licensee has full right, power, authority and legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by all necessary action on the part of Licensee, and no other organizational or other proceedings on the part of Licensee are necessary to authorize the execution or delivery of this Agreement or the transactions contemplated hereby.

                    11.2.3 No Consent. Except to the extent any of the Assigned Contracts require consent to assignment, no consent, license, approval or authorization of or exemption by, or filing, restriction or declaration with, any governmental authority, bureau, agency or regulatory authority, other than the filing of this Agreement with the FCC is required in connection with the execution, delivery or performance of this Agreement or will affect the validity or enforceability of this Agreement.

                    11.2.4 No Breach. Except to the extent any of the Assigned Contracts require consent to assignment, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in the breach of any term, condition or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Licensee pursuant to the organizational documents of Licensee, any material agreement or other instrument to which Licensee is a party or by which any part of its property is bound, or violate any law, regulation, judgment or order binding upon Licensee.

                    11.2.5 Actions and Proceedings. There is no judgment outstanding and no litigation, claim, investigation or proceeding pending against Licensee or, to the knowledge of Licensee, threatened before any court or governmental agency to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                    11.2.6 Maintenance of Current Operations. During the term hereof, Licensee shall take no action which will have the effect of reducing the effective radiated power and the current coverage of the Station.

                    11.2.7 Other Agreements. During the term hereof, Licensee shall not enter into any other time brokerage, program provision, local management or similar agreement with any third party with respect to the Station

                                  ARTICLE XII.
                                  MISCELLANEOUS

        Section 12.1. Modification and Waiver. No modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the party against whom the waiver is sought to be enforced, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

        Section 12.2. No Waiver; Remedies Cumulative. Except as otherwise provided herein, no failure or delay on the part of Licensee or Time Broker in exercising any right or power hereunder shall operate as a waiver thereof, nor any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Licensee and Time Broker herein provided are cumulative and are not exclusive of any rights or remedies which they may otherwise have.

        Section 12.3. Construction. This Agreement shall be construed in accordance with the laws of the State of Texas without reference to conflict of laws principles thereunder, and the obligations of the parties hereto are subject to all federal, state or municipal laws or regulations now or hereafter in force and to the regulations of the FCC and all other governmental bodies or authorities presently or hereafter duly constituted.

        Section 12.4. Arbitration. Licensee and Time Broker agree that any dispute arising out of or relating to this Agreement or the breach, termination, validity hereof or thereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes. The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration advisor shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Dallas, Texas. Notwithstanding anything to the contrary contained herein, the provisions of this Section 12.4 shall not apply with regard to any equitable remedies to which any party may be entitled under this Agreement.

        Section 12.5. Headings. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

        Section 12.6. Successors and Assigns. Time Broker may assign all or any part of this Agreement or the rights and obligations hereunder to a person or entity controlling, controlled by or under common control with Time Broker, provided that such entity assumes all of Time Broker's obligations under this Agreement; provided, however, that no such assignment shall relieve Time Broker of its obligations hereunder. Except as otherwise provided herein, this Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        Section 12.7. Force Majeure. The parties acknowledge and agree that a party will not be liable for any failure to timely perform any of its obligations under this Agreement if such failure is due, in whole or in part, directly or indirectly, to accidents, fires, floods, governmental actions, war, civil disturbances, other causes beyond such party's control or any other occurrence which would generally be considered an event of force majeure.
Section 12.8. Broker. The parties agree to indemnify and hold each other harmless against any claims from any broker or finder based upon any agreement, arrangement, or understanding alleged to have been made by the indemnifying party.

        Section 12.9. Counterpart Signatures. This Agreement may be signed in one or more counterparts.

        Section 12.10. Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed duly given: (a) the day of delivery, if hand delivered or delivered by overnight courier, (b) the day of delivery as indicated on the return receipt if dispatched by mail, or (c) the date of telecopy transmission as indicated on the telecopier transmission report, provided that any telecopy transmission shall not be effective unless a paper copy is sent by overnight delivery on the date of the telecopy transmission, in each case, addressed as follows:

        If the notice is to Time Broker:

            c/o Chancellor Media Corporation
            Attention: Jeffrey A. Marcus, President and Chief Executive Officer 433 East Las Colinas Blvd.
            Suite 1130
            Irving, Texas 75039
            Fax:  (972) 869-3671

        With a copy to:

            Latham & Watkins
            Attention:  Eric L. Bernthal, Esq.
            1001 Pennsylvania Avenue, N.W.
            Suite 1300
            Washington, D.C. 20004-2505
            Fax:  (202) 637-2201

        If the notice is to Licensee:

            --------------------------------
            --------------------------------
            --------------------------------
            --------------------------------
            --------------------------------

        With a copy to:

            Vinson & Elkins
            Attention:  Michael D. Wortley, Esq.
            2001 Ross Avenue, Suite 3700
            Dallas, Texas 75201
            Fax:  (214) 999-7732

Either party may change its address for the purposes of notice by giving notice of such change in accordance with the provisions of this Section.

        Section 12.11. Entire Agreement. This Agreement and the Master Agreement (in each case, including all attachments, exhibits and schedules) embody the entire agreement between the parties and supersede any and all prior written or oral agreements, arrangements or understandings relating to the subject matter hereof.

        Section 12.12. Severability. Except as expressly set forth in Section 12.16, if any provision contained in this Agreement is held to be invalid, illegal or unenforceable in any respect by any court or other authority, then such provision shall be deemed limited to the extent that such court or other authority deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court or other authority shall deem any such provision wholly unenforceable, this shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had not been contained herein.

        Section 12.13. No Joint Venture. The parties agree that nothing herein shall constitute a joint venture between them. The parties acknowledge that call letters, trademarks and other intellectual property shall at all times remain the property of the respective parties and that neither party shall obtain any ownership interest in the other party's intellectual property by virtue of this Agreement (subject to the IP License set forth in Section 6.2).

        Section 12.14. Damage to Station. In the event of damage or destruction to the Station (other than damage or destruction caused by Time Broker), Licensee shall proceed to repair, replace or restore the Station to its former condition as promptly as is commercially reasonable.

        Section 12.15. Noninterference. During the term of this Agreement, neither Licensee nor any of its employees shall take any actions that might impair the operations of Time Broker conducted hereunder, except to the extent expressly contemplated by this Agreement or as otherwise required by law.

        Section 12.16. Regulatory Changes. In the event of any order or decree of an administrative agency or court of competent jurisdiction, including without limitation any material change or clarification in FCC rules, policies, or precedent, that would cause this Agreement to be invalid or violate any applicable law, and such order or decree has become effective and has not been stayed, the parties will use their respective best efforts and negotiate in good faith to modify this Agreement to the minimum extent necessary so as to comply with such order or decree without material economic detriment to either party, and this Agreement, as so modified, shall then continue in full force and effect. In the event that the parties are unable to agree upon a modification of this Agreement so as to cause it to comply with such order or decree without material economic detriment to either party, then this Agreement shall be terminated.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Time Brokerage Agreement as of the date first above written.


                                      LICENSEE



                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------


                                      TIME BROKER


                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------

                                  SCHEDULE 1.1

                                   PROGRAMMING

        The Programming shall consist of one hundred sixty-five (165) hours per week on the Station in an entertainment format to be chosen by Time Broker, subject to Article II of this Agreement. The Programming shall include (a) news and weather information; (b) public service announcements; (c) an announcement in form sufficient to meet the station identification requirements of the FCC at the beginning of each hour; (d) an announcement at the beginning of each segment of Programming to indicate that program time has been purchased by Time Broker; and (e) any other announcement that may be required by applicable law or regulation. Time Broker shall maintain and deliver to Licensee copies of all operating and programming information, including without limitation information concerning portions of the Programming that are responsive to issues of public importance identified to Time Broker by Licensee, EBS announcements, and station operating logs, necessary for Licensee to maintain the Station's FCC public inspection file, and all other records required to be kept by FCC rule or policy. Time Broker shall have the sole and exclusive right to sell advertising to be included in the Programming and shall be entitled to retain all the revenues derived from the sale thereof, provided, however, that Licensee shall be entitled to sell such time as it deems necessary to comply with the political advertising rules of the FCC in the event the Programming does not comply with such rules.

        Time Broker shall produce under Licensee's supervision and present at least three (3) hours a week on the Station such public affairs programming that responds to the needs and interests of listeners in the Station's community of license. Time Broker may present such public affairs programming between 5:00 A.M. and 8:00 A.M. on Saturdays and/or Sundays or at such other times as the public interest may require.

                                  SCHEDULE 1.2

                                  COMPENSATION

        (A) Beginning on the Commencement Date, Time Broker shall pay a monthly fee (the "Monthly Payment") in the amount of _______________ [10% of Assigned Value for the Station, divided by twelve]. In the event that the Commencement Date occurs on a day other than the first day of a month, the initial Monthly Payment shall be an amount equal to the Monthly Payment multiplied by a ratio, the numerator of which is the number of days between the Commencement Date and the end of the month in which the Commencement Date occurs, and the denominator of which is the number of days in the month in which the Commencement Date occurs. In the event that the day in which the term of this Agreement ends is not the last day of a month, the Monthly Payment for the month in which such day occurs shall be similarly prorated.

        (B) Time Broker shall reimburse Licensee for all of its customary and ordinary expenses (excluding only Licensee's federal, state and local income taxes, and severance pay or similar payments or obligations of Licensee with respect to its employees terminated under Section 3.1(b) ) incurred in operating the Station (the "Operating Expenses"), including, but not limited to, employee expenses (including salary and benefits), rent, utilities, maintenance and repairs at the Station's studio and transmitter sites, insurance on the Station's equipment, and insurance deductibles on claims on the Station's equipment. Licensee shall bill Time Broker for such Operating Expenses on a monthly basis by delivery of a statement in reasonable detail with back-up invoices, payment for which shall be due within thirty (30) days of such billing.

        (C) During the term of this Agreement, Licensee shall make all capital expenditures required to maintain the Station consistent with past practice of the Station including any repair, replacement or restoration costs incurred by Licensee pursuant to Section 12.14 and as required to make the Station operate in full compliance with all FCC rules and regulations. Time Broker shall reimburse Licensee for all costs of such capital expenditures. Licensee shall bill Time Broker for such capital expenditures on a monthly basis by delivery of a statement in reasonable detail with back-up invoices, payment for which shall be due within thirty (30) days of such billing. Licensee shall consult with and seek the Time Broker's consent for each capital expenditure which involves more than $10,000.

                                  SCHEDULE 2.1

                               PROGRAMMING POLICY

        Time Broker and Licensee shall cooperate with each other in the broadcasting of programs with the highest possible standard of excellence, and for this purpose to observe the following regulations in the preparation, writing and broadcasting of the Programming. Further, Time Broker agrees that all material broadcast on the Station shall comply with all federal, state and local applicable laws and regulations.

        I. No Plugola or Payola. The broadcast of any material for which any money, service or other valuable consideration is directly or indirectly paid, or promised to or charged or accepted by, the Time Broker, from any person, shall be prohibited, unless, at the time the same is broadcast, it is announced as paid for or furnished by such person.

        II. Political Broadcasting. Within thirty (30) days of the Commencement Date, Time Broker shall distribute to all parties making requests for the purchase of political time on the Station, and provide Licensee with, a written political advertising disclosure statement which fully and accurately discloses how the Time Broker sells programming and advertising time and which makes parties purchasing political programming and advertising time fully aware of the lowest unit charge provisions of Section 315 of the Communications Act. In addition, at least thirty (30) days before the start of any primary or election campaign, Time Broker will clear with the Station's general manager the rate Time Broker will charge for the time to be sold to candidates to make certain that the rate charged is in conformance with the applicable law and station policy.

        III. Required Announcements. Time Broker shall broadcast (i) announcements in a form satisfactory to Licensee at the beginning of each hour to identify the Station and (ii) any other announcements that may be required by law, regulation, or Licensee's station policy.

        IV. No Illegal Announcements. No announcements, broadcasts or promotions prohibited by federal, state or local law shall be made over the Station. This prohibition specifically includes, but is not limited to, any and all unlawful programming or other broadcast material concerning tobacco or alcohol related products. The airing of any broadcast material concerning contests, lotteries or games must be conducted in accordance with all applicable law, including FCC rules and regulations. Any obscene, indecent, or fraudulent programming is prohibited. All sponsored programming or other broadcast material must be identified in accordance with applicable law, including FCC rules and regulations.

        V. Licensee Discretion Paramount. In accordance with the Licensee's responsibility under the Communications Act and the rules and regulations of the FCC, Licensee reserves the right to reject or terminate any programming (including advertising) proposed to be presented or being presented over the Station which is in conflict with station policy or which in Licensee's or its general manager's reasonable judgment would not serve the public interest.

        In any case where questions of policy or interpretation arise, Time Broker will attempt in good faith to submit the same to Licensee for decision before making any commitments in connection therewith.

                                  SCHEDULE 4.1

                               EXCLUDED CONTRACTS

             [TO BE PROVIDED BY LICENSEE PRIOR TO EXECUTION OF TBA]